Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FIRST QUARTER RESULTS

HOPKINSVILLE, Ky. (April 29, 2016) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three month period ended March 31, 2016. For the three month period ended March 31, 2016, the Company’s net income was $509,000, or $0.08 per share basic and diluted, compared to net income of $1.4 million, or $0.20 per share, basic and diluted, for the three month period ended March 31, 2015. In the three month period ended March 31, 2015, the Company recovered $830,000 in previously non-accrual interest income on an investment. The recovery of non-accrual interest added $0.08 per share to the Company’s earnings per share for the three month period ended March 31, 2015.

Commenting on the first quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s non-performing loans declined by $2.4 million, to $5.0 million, at March 31, 2016, as compared $7.4 million at December 31, 2015.”

“During the three month period ended March 31, 2016, the Company had $64.4 million in time deposits mature that carried a weighted average cost of 2.52%. The Company successfully reduced the effective cost of these deposits while maintaining an adequate level of liquidity. At March 31, 2016, time deposits totaled $285.3 million, as compared to $314.7 million at December 31, 2015. Despite a significant decline in time deposits during the three month period ended March 31, 2016, total deposits declined by only $14.5 million as compared to December 31, 2016. For the three month period ended March 31, 2016, total interest expense was $1.4 million, as compared to $1.6 million and $1.7 million for the three month periods ended March 31, 2015, and December 31, 2015, respectively, Mr. Peck concluded.”

Financial Highlights

•	The Company purchased 75,657 shares of its common stock in the quarter at a weighted average price of $11.92 per share. At March 31, 2016, the Company holds 1,161,545 shares in treasury stock with a weighted average cost of $12.37 per share.

•	At March 31, 2016, the Company’s tangible book value was $14.17 per share and tangible common equity ratio was 10.01%. The Company’s tangible book value and common equity ratio computations do not include 535,671 unallocated shares of common stock held by the Company’s ESOP.

•	The Bank’s Tier 1 Leverage Ratio, Common Equity Tier 1 Capital Ratio and Total Risk Based Capital Ratio at March 31, 2016, were 10.46%, 16.36% and 17.45%, respectively. The Company’s Tier 1 Leverage Ratio, Common Equity Tier 1 Capital Ratio and Total Risk Based Capital Ratio at March 31, 2016, were 10.75%, 16.76% and 17.85%, respectively.

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HFBC Reports First Quarter Results

April 29, 2016

Asset Quality

At March 31, 2016, the Company’s level of non-accrual loans totaled $5.0 million, as compared to $7.4 million at December 31, 2015. A summary of non-accrual loans at March 31, 2016, and December 31, 2015, is as follows:

	March 31 2016	December 31, 2015
	(Dollars in Thousands)
One-to-four family mortgages	$198	2,234
Home equity line of credit	74	48
Multi-family	1,926	1,968
Land	1,515	1,553
Non-residential real estate	28	247
Farmland	166	166
Consumer loans	—	8
Commercial loans	1,122	1,198

Total non-accrual loans	$5,029	7,422

At March 31, 2016, non-accrual loans plus other real estate owned totaled $6.5 million, or 0.73% of assets, as compared to $9.2 million, or 1.02% of total assets, at December 31, 2015. A summary of the activity in other real estate owned for the three month period ended March 31, 2016, is as follows:

	Activity During 2016
	Balance 12/31/2015	Foreclosures	Sale Proceeds	Reduction In Values	Gain (Loss) on Sale	Balance 3/31/2016
	(Dollars in Thousands)
One-to-four family mortgages	$55	—	—	—	—	$55
Land	943	—	—	—	—	943
Non-residential real estate	738	—	(270)	—	(9)	459
Consumer	—	12	(12)	—	—	—

Total	$1,736	12	(282)	—	(9)	$1,457

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HFBC Reports First Quarter Results

April 29, 2016

Asset Quality (continued)

At March 31, 2016, the Company’s level of loans classified as substandard was $27.5 million as compared to $28.1 million at December 31, 2015. At March 31, 2016, the Company’s classified loan to risk based capital ratio was 27.3%. The Company’s specific reserve for impaired loans was $765,000 at March 31, 2016, and $630,000 at December 31, 2015. A summary of the level of classified loans, net of unearned fees, at March 31, 2016, is as follows:

March 31, 2016		Special	Impaired Loans			Specific Reserve for	Reserve for Performing
	Pass	Mention	Substandard	Doubtful	Total	Impairment	Loans
			(Dollars in Thousands)
One-to-four family mortgages	143,020	102	2,814	—	145,936	255	964
Home equity line of credit	32,027	23	220	—	32,270	—	238
Junior liens	1,573	34	16	—	1,623	—	8
Multi-family	26,278	—	3,033	—	29,311	201	116
Construction	36,074	—	—	—	36,074	—	451
Land	11,657	40	10,571	—	22,268	108	1,205
Non-residential real estate	137,470	2,737	8,084	—	148,291	118	949
Farmland	40,949	—	572	—	41,521	—	564
Consumer loans	20,503	—	284	—	20,787	69	271
Commercial loans	80,630	311	1,868	—	82,809	14	632

Total	530,181	3,247	27,462	—	560,890	765	5,398

Net Interest Income

For the three month period ended March 31, 2016, the Company’s net interest income was $6.7 million, compared to $7.6 million for the three month periods ended March 31, 2015, and $6.3 million at December 31, 2015, respectively. For the three month period ended March 31, 2016, the Company’s net interest margin was 3.39%, as compared to 3.21% for the three month period ended December 31, 2015, and 3.78% for the three month period ended March 31, 2015. In the three month period ended March 31, 2015, the Company’s net interest margin included the receipt of past due investment interest of $830,000, adding an additional 0.40% to the Company’s net interest margin during the three month period ended March 31, 2015.

For the three month period ended March 31, 2016, and March 31, 2015, interest income on loans was $6.5 million and $6.3 million, respectively. For the three month period ended March 31, 2016, the average yield on loans was 4.62%, compared to 4.65% for the three month period ended March 31, 2015, and 4.59% for the three month period ended December 31, 2015. In the three month period ended March 31, 2016, interest income on loans was aided by the reduction in non-accrual loans, which added approximately $80,000 to interest income on loans during the three month period ended March 31, 2016.

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HFBC Reports First Quarter Results

April 29, 2016

Net Interest Income (continued)

For the three month period ended March 31, 2016, interest expense was $1.4 million, declining $267,000 and $228,000 as compared to the three month periods ended December 31, 2015, and March 31, 2015, respectively. For the three month period ended March 31, 2016, the decline the Company’s interest expense on deposits was largely the result of $64.4 million of long term time deposits maturing during the quarter. As a result of these maturities, the average cost of retail time deposits declined from 1.19% for the three month period ended December 31, 2015, to 0.97% for the three month period ended March 31, 2016. For the three month period ending March 31, 2016, the average cost of interest bearing liabilities was 0.83%, as compared to 0.98% and 0.94% for the three month periods ended December 31, 2015, and March 31, 2015, respectively.

For the three months ended March 31, 2016, the Company’s average balance of funds borrowed from the FHLB was $13.6 million and our weighted average cost was 2.15%. For the three month period ended March 31, 2015, the average balance of FHLB borrowings was $23.2 million and our weighted average cost was 1.19%. In March of 2016, the Company had a $4.0 million FHLB borrowing mature at 5.34%. For the three month period ending March 31, 2016, the cost of the Company’s trust preferred security was 3.65%, compared to 7.22% and 7.14% for the three month periods ended December 31, 2015, and March 31, 2015, respectively. The decline in the cost of the trust preferred security is the result of a maturity of an interest rate swap. The interest expense of the trust preferred securities is equal to 3.10% above Three Month London Interbank Offered Rate (“Libor”).

Non-interest Income

Non-interest income for the three month periods ended March 31, 2016, was $2.0 million, as compared to $1.9 million for the three month periods ended December 31, 2015, and March 31, 2015, respectively. For the three month period ended March 31, 2016, service charge income declined by $64,000 and $37,000, respectively, as compared to the three month periods ended December 31, 2015, and March 31, 2015. For the three month period ended March 31, 2016, the Company’s income on the origination of mortgage loans was $368,000, as compared to $310,000 and $177, 000 during the three month periods December 31, 2015, and March 31, 2015, respectively.

The Company recognized net gains on the sale of securities of $291,000, $139,000, and $366,000 for the three month periods ended March 31, 2016, December 31, 2015, and March 31, 2015, respectively. For the three month period ended March 31, 2016, the sale of securities was accomplished to fund the reduction in retail time deposits, which declined by $29.5 million at March 31, 2016, as compared to December 31, 2015.

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses increased by $555,000. On a linked quarter basis, salaries and benefits increased by $326,000 due to end of year salary increases, additional payroll taxes resulting from the beginning of a new year and seasonal vacation accruals. On a linked quarter basis, changes in vacation accruals accounted for $199,500 of the increase in salary and benefits expense.

For the three month period ended March 31, 2016, non-interest expenses increased by $213,000 as compared to the three month period ended March 31, 2015. At March 31, 2016, the Company’s compensation and benefits expense declined by $196,000 as compared to March 31, 2015. For the three month period ended March 31, 2016, other operating expenses were $733,000, as compared to $432,000 for the three month period ended March 31, 2015.

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HFBC Reports First Quarter Results

April 29, 2016

Balance Sheet

At March 31, 2016, consolidated assets were $885.8 million, a decline of $17.4 million as compared to December 31, 2015. For the three month period ended March 31, 2016, the Company experienced a $29.5 million decrease in time deposits, a $4.0 million decrease in FHLB borrowings, a $12.5 million decrease in cash balances, and a $1.6 million decline in net loan balances. For the three month period ended March 31, 2016, the Company’s interest bearing checking accounts increased by $13.0 million, to $216.8 million.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc. and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee and a loan production office in Nashville, Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports First Quarter Results

April 29, 2016

HOPFED BANCORP, INC.

Consolidated Balance Sheets

(Dollars in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Cash and due from banks	$27,393	46,926
Interest-earning deposits	14,798	7,772

Cash and cash equivalents	42,191	54,698
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	237,829	237,177
Loans held for sale	1,339	2,792
Loans receivable, net of allowance for loan losses of $6,163 at March 31, 2016, and $5,700 at December 31, 2015	554,727	556,349
Accrued interest receivable	3,871	4,139
Real estate and other assets owned	1,457	1,736
Bank owned life insurance	10,403	10,319
Premises and equipment, net	23,975	24,034
Deferred tax assets	1,857	2,642
Other assets	3,753	4,840

Total assets	$885,830	903,154

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$127,067	125,070
Interest-bearing accounts
Interest-bearing checking accounts	216,817	203,779
Savings and money market accounts	95,906	95,893
Other time deposits	285,163	314,664

Total deposits	724,953	739,406
Advances from Federal Home Loan Bank	11,000	15,000
Repurchase agreements	46,940	45,770
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	754	614
Dividends payable	286	287
Accrued expenses and other liabilities	2,819	4,137

Total liabilities	797,062	815,524

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 29, 2016

HOPFED BANCORP, INC.

Consolidated Balance Sheets, Continued

(Dollars in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized 500,000 shares; no shares issued and outstanding at March 31, 2016, and December 31, 2015	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,962,308 issued and 6,800,763 outstanding at March 31, 2016, and 7,951,699 issued and 6,865,811 outstanding at December 31, 2015	80	79
Additional paid-in-capital	58,618	58,604
Retained earnings	47,382	47,124
Treasury stock- common (at cost, 1,161,545 shares at March 31, 2016, and 1,085,888 shares at December 31, 2015)	(14,372)	(13,471)
Unearned ESOP Shares (at cost, 535,671 shares at March 31, 2016, and 546,413 shares at December 31, 2015)	(7,039)	(7,180)
Accumulated other comprehensive income, net of taxes	4,099	2,474

Total stockholders’ equity	88,768	87,630

Total liabilities and stockholders’ equity	$885,830	903,154

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 29, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods Ended March 31,
	2016	2015
Interest and dividend income:
Loans receivable	$6,465	6,290
Investment in securities, taxable	1,247	2,448
Nontaxable securities available for sale	353	453
Interest-earning deposits	16	4

Total interest and dividend income	8,081	9,195

Interest expense:
Deposits	1,095	1,260
Advances from Federal Home Loan Bank	73	69
Repurchase agreements	143	120
Subordinated debentures	94	184

Total interest expense	1,405	1,633

Net interest income	6,676	7,562

Provision for loan losses	458	215

Net interest income after provision for loan losses	6,218	7,347

Non-interest income:
Service charges	677	714
Merchant card income	291	270
Mortgage origination revenue	368	177
Gain on sale of securities	291	366
Income from bank owned life insurance	84	71
Financial services commission	133	159
Other operating income	176	156

Total non-interest income	2,020	1,913

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 29, 2016

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods Ended March 31,
	2016	2015
Non-interest expenses:
Salaries and benefits	$3,988	4,184
Occupancy expense	787	738
Data processing expense	727	692
State deposit tax	248	248
Intangible amortization expense	—	16
Professional services expense	335	329
Deposit insurance and examination expense	173	117
Advertising expense	320	306
Postage and communications expense	155	132
Supplies expense	149	146
Loss (gain) on sale of real estate owned	9	(7)
Real estate owned expenses	59	137
Other operating expenses	733	432

Total non-interest expense	7,683	7,470

Income before income tax expense	555	1,790
Income tax expense (benefit)	46	435

Net income	$509	1,355

Net income per share:
Basic	$0.08	$0.20

Fully diluted	$0.08	$0.20

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	6,297,755	6,732,456

Weighted average shares outstanding - diluted	6,297,755	6,732,456

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	3/31/2016	12/31/2015	Change from Prior Quarter
Interest and dividend income:
Loans receivable	6,465	6,405	60
Investment in securities, taxable	1,247	1,196	51
Nontaxable securities available for sale	353	384	(31)
Interest-earning deposits	16	11	5

Total interest and dividend income	8,081	7,996	85

Interest expense:
Deposits	1,095	1,280	(185)
Advances from Federal Home Loan Bank	73	83	(10)
Repurchase agreements	143	123	20
Subordinated debentures	94	186	(92)

Total interest expense	1,405	1,672	(267)

Net interest income	6,676	6,324	352
Provision for loan losses	458	291	167

Net interest income after
provision for loan losses	6,218	6,033	185

Non-interest income:
Service charges	677	741	(64)
Merchant card income	291	288	3
Mortgage origination revenue	368	310	58
Gain on sale of securities	291	139	152
Income from bank owned life insurance	84	83	1
Financial services commission	133	146	(13)
Other operating income	176	178	(2)

Total non-interest income	2,020	1,885	135

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports First Quarter Results

April 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	3/31/2016	12/31/2015	Change from Prior Quarter
Non-interest expenses:
Salaries and benefits	$3,988	3,662	326
Occupancy expense	787	799	(12)
Data processing expense	727	710	17
State deposit tax	248	259	(11)
Intangible amortization expense	—	1	(1)
Professional services expense	335	329	6
Deposit insurance and examination expense	173	183	(10)
Advertising expense	320	319	1
Postage and communications expense	155	149	6
Supplies expense	149	163	(14)
Loss on disposal of equipment	—	1	(1)
Loss on real estate owned	9	—	9
Real estate owned expense (refund)	59	105	(46)
Other operating expenses	733	448	285

Total non-interest expense	7,683	7,128	555

Income (loss) before income tax expense (benefit)	555	790	(235)
Income tax expense (benefit)	46	134	(88)

Net income (loss)	509	656	(147)

Net income (loss) per share to common stockholders
Basic	$0.08	$0.10	(0.02)

Fully diluted	$0.08	$0.10	(0.02)

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	6,297,755	6,328,324

Weighted average shares outstanding - diluted	6,297,755	6,328,324

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports First Quarter Results

April 29, 2016

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended March 31, 2016, and March 31, 2015, by $174,000 and $224,000, respectively; for a tax equivalent rate using a cost of funds rate of 0.83% for the three month period ended March 31, 2016, and 0.95% for the three month period ended March 31, 2015. The table adjusts tax-free loan income by $5,000 for three month periods ended March 31, 2016, and $1,000 for the three month period ended March 31, 2015, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 3/31/2016	Income and Expense 3/31/2016	Average Rates 3/31/2016	Average Balance 3/31/2015	Income and Expense 3/31/2015	Average Rates 3/31/2015
		(Table Amounts in Thousands, Except Percentages)
Loans	$560,544	6,470	4.62%	$541,097	6,291	4.65%
Investments AFS taxable	197,761	1,247	2.52%	220,302	2,448	4.44%
Investment AFS tax free	42,098	527	5.01%	57,628	677	4.70%
Federal funds	9,491	16	0.67%	5,984	4	0.27%

Total interest earning assets	809,894	8,260	4.08%	825,011	9,420	4.57%

Other assets	85,874			77,419

Total assets	$895,768			$902,430

Retail time deposits	264,308	640	0.97%	292,401	845	1.16%
Brokered deposits	35,986	99	1.10%	35,358	96	1.09%
Interest bearing checking	213,336	311	0.58%	191,604	269	0.56%
Saving / MMDA	97,391	45	0.18%	99,701	50	0.20%
FHLB borrowings	13,593	73	2.15%	23,167	69	1.19%
Repurchase agreements	43,744	143	1.31%	42,525	120	1.13%
Subordinated debentures	10,310	94	3.65%	10,310	184	7.14%

Total interest bearing liabilities	678,668	1,405	0.83%	695,066	1,633	0.94%

Non-interest bearing deposits	122,926			111,869
Other liabilities	4,706			2,778
Stockholders’ equity	89,468			92,717

Total liabilities and stockholders’ equity	$895,768			$902,430

Net change in interest earning assets and interest bearing liabilities		6,855	3.25%		7,787	3.63%

Net yield on interest earning assets		3.39%			3.78%

This information is preliminary and based on company data available at the time of the presentation.

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